UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2021 (January 14, 2021)

MALVERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54385	45-5307782
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

42 East Lancaster Avenue, Paoli, Pennsylvania 19301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 644-9400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2021, Malvern Bancorp, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”), dated January 14, 2021, indicating that the Company is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 5250(c)(1) (the “Listing Rules”), which requires timely filing of periodic financial statements.  The Nasdaq letter, which the Company expected, was issued in accordance with standard Nasdaq procedures due to the delayed filing with the U.S. Securities and Exchange Commission (“SEC”) of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2020 (the “Form 10-K”).

Under the Listing Rules, the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the Nasdaq notification letter, or March 15, 2021.  Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the prescribed 10-K filing date, or until July 12, 2021, for the Company to regain compliance.  The Company plans to file the Form 10-K with the SEC as soon as practicable and believes it will meet all requirements for continued listing prior to March 15, 2021.  The notification of noncompliance from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

As previously disclosed on December 29, 2020 on the Company’s Form 12b-25 filed with the SEC, the Company requires additional time to file its Form 10-K because the Company and its auditor were evaluating the impairment of a single $13.5 million commercial real estate credit as collateral dependent based on information that was received from the borrower in December 2020.  The provided information is considered a recognized subsequent event per the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 855-10-20.  The Company also evaluated certain loan participation agreements for compliance with FASB ASC 860-10-40, which relates to sale accounting treatment of participation interests, and the related balance sheet adjustment for treating such participation interests as secured borrowing arrangements.  The items noted above will affect the consolidated financial statements to be included in the Form 10-K.  The Company also evaluated an internal control deficiency primarily relating to documentation of loan participation agreements.  The Company believes that it has taken steps necessary to correct the internal control deficiency associated with the documentation of participation agreements.

On January 20, 2021, the Company issued a press release regarding the matters set forth in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the matters set forth in Item 3.01 above, which are hereby incorporated by reference, the Company’s audit committee has determined that the Company’s audited annual consolidated financial statements for the fiscal year ended September 30, 2019 and the unaudited interim consolidated financial statements for the quarterly periods ended December 31, 2019, March 31, 2020 and June 30, 2020 (together, the “Restated Periods”), should not be relied upon due to errors identified in such consolidated financial statements. Specifically, the Company has determined that participation interests relating to two commercial loans totaling approximately $4.2 million should be treated as secured borrowings rather than sold loans as of the Restated Periods.

In addition, investors should no longer rely upon the preliminary earnings release, dated November 9, 2020, for the fourth fiscal quarter and fiscal year ended September 30, 2020 due to the impairment of a single $13.5 million commercial credit as collateral dependent, based on information that was received from the borrower in December 2020.  Specifically, the Company has determined that based on information received in December 2020 an adjustment to the allowance for loan losses is required as of September 30, 2020.  Unless otherwise noted herein, all monetary amounts in this report, other than share and per share amounts, are stated in thousands.

The prior period restatement referenced above is related to two commercial loan participation agreements that were partial participation sales, originated by the Company and sold to another financial institution.  Upon further review of the two agreements for compliance with FASB ASC 860-10-40, which relates to sale accounting treatment of participation interests, it was determined that the two agreements should have been recorded as secured borrowing arrangements.  The related balance sheet adjustment for treating such participation interests as secured borrowing arrangements as of September 30, 2020 is gross up “Loan Receivable” by approximately $4.2 million and to record a “Secured Borrowing Liability” of approximately $4.2 million.  The balance sheet reclassification did not have any impact on the Company’s previously reported provision for loan losses, net income or basic or diluted earnings per share (EPS).

Subsequent to the Company’s release on November 9, 2020 of its preliminary earnings release for the fourth fiscal quarter and fiscal year ended September 30, 2020, additional information was received concerning the $13.5 million commercial loan relationship (“the Loan”), which was classified as an accruing COVID-19 deferred loan as of September 30, 2020. The Loan is a retail property located in a major metropolitan area that was directly affected by the COVID-19 pandemic, and the borrower under the Loan was provided temporary payment relief under the CARES Act.  As per FASB ASC 855-10-20 this new information received in December 2020, constituted a subsequent event type 1, providing additional evidence about conditions that existed at the balance sheet date and as such management is recording the adjustment at September 30, 2020.

In determining the allowance for loan loss and impairment on the Loan as of September 30, 2020, the Company followed guidance under ASC 310-10-35. When measuring impairment on an individual basis under ASC 310-10-35, the Company considered the fair value of the Loan’s collateral, given that, based on available information received in December 2020, the Loan was collateral dependent. The Company has estimated the fair value of the collateral and will record a partial charge down of approximately $2.9 million and a specific reserve of approximately $581,000, and has placed the Loan on non-accrual status during the three months ended September 30, 2020, pending the receipt of a third party appraisal.  The Company will record an additional $3.45 million provision for loan losses for the three months ended September 30, 2020 and will reverse approximately $266,000 of interest income (related to the September 30, 2020 principal and interest accrual). The increase in the provision for loan losses and reversal of interest income, as well as adjustments to income tax expense, reduced the Company’s net income for the quarter ended September 30, 2020 from $2.2 million, or $0.30 per diluted share, to a net loss of $546,000, or $0.07 per diluted share, and for the fiscal year ended September 30, 2020 from $6.4 million, or $0.84 per fully diluted share, to $3.6 million, or $0.47 per fully diluted share.

The Company will present all of the information regarding the Restated Periods in its Form 10-K for the Company’s fiscal year ended September 30, 2020, which will allow investors to review all pertinent data in a single presentation. The Company does not intend to file amendments to its annual or quarterly reports for the fiscal year ended September 30, 2019 or quarterly reports for the quarterly periods ended December 31, 2019, March 31, 2020 and June 30, 2020 or the preliminary earnings release for the quarterly period ended September 30, 2020 furnished on a Form 8-K filed on November 9, 2020 (collectively, the “Affected Reports”).  Accordingly, investors should rely only on the financial information and other disclosures regarding the Restated Periods that will be contained in the Form 10-K, and not on the Affected Reports or any reports, earnings releases or similar communications relating to those periods.

Forward-Looking Statements

When used in this Form 8-K, in future filings with the SEC, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expect to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits.

Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALVERN BANCORP, INC.

Dated: January 20, 2021	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi Executive Vice President and Chief Financial Officer

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